Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2003

Daleen Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27491 (Commission File Number)	65-0944514 (I.R.S.Employer Identification No.)

902 Clint Moore Road, Suite 230 Boca Raton, Florida (Address of principal executive offices)	33487 (Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

     Item 5 – Other Events.

     Capsule Financial Information for the Three Months and Year Ended December 31, 2002. Daleen Technologies, Inc. (the “Company”) reported revenues of $1.4 million for its fourth quarter of 2002, a slight increase over its third quarter revenues of $1.2 million. Revenue for the year ended December 31, 2002 was $6.6 million compared to $12.4 million for the year ended December 31, 2001. Net loss for the quarter was $3.0 million, or $0.11 per share, compared to a $16.3 million net loss, or $0.75 per share, for the same period in 2001. Net loss for the year ended December 31, 2002 was $9.7 million, or $0.40 per share, a decrease of almost 92% compared to the net loss of $119.5 million, or $5.47 per share, for the prior year. The Company’s results for the three months and year ended December 31, 2002 include ten days of activity for Daleen Solutions, Inc. (“Daleen Solutions”), the Company’s wholly-owned subsidiary that was formed to consumate the acquisition of the assets and certain liabilities of Abiliti Solutions, Inc. (“Abiliti”) on December 20, 2002.

Fourth Quarter Highlights:

•	The Company finalized the asset acquisition of Abiliti, a privately-held provider of carrier-class telecommunications billing, event management and revenue assurance solutions. Daleen Solutions acquired Abiliti’s assets and certain liabilities on December 20, 2002. Concurrent with the transaction closing, the Company received a private investment of approximately $5.0 million from Behrman Capital II L.P. and an affiliated fund (collectively, the “Behrman Funds”).

•	Total expenses for the fourth quarter of 2002 increased to $4.3 million, compared to $3.0 million for the previous quarter, primarily as a result of severance costs that were recorded in conjunction with the acquisition of Abiliti’s assets and the private placement, and costs recorded related to the operations of Daleen Solutions for the period following the consummation of the acquisition through December 31, 2002. Cash used in operating activities in the fourth quarter increased to $2.4 million, due to prepayments of approximately $800,000 for annual insurance premiums.

•	Total expenses for the year-ended December 31, 2002 were $17.0 million, compared to total expenses of $104.5 million for the prior year. Total expenses included $745,000 and $11.8 million in restructuring charges in 2002 and 2001, respectively, and $34.6 million in goodwill impairment charges in 2001.

•	Eschelon Telecom, one of the fastest growing Integrated Communications Providers in the U.S., signed a multi-year license and services contract to use the Company’s RevChain™ Commerce and RevChain Interact solutions as the billing platform for its comprehensive suite of telecom and Internet services. The Company anticipates that it will record revenues from this contract, which includes a combination of license, services and maintenance fees, starting in January 2003.

•	Long-term customer PaeTec Communications completed its migration from the Company’s BillPlex® client-server product architecture to the RevChain web-based platform. PaeTec took advantage of RevChain’s open platform and modular architecture to carry out the migration on its own, including the integration of RevChain to its order management system, with minimal external support.

•	The Company announced a new license and services agreement with AAPT, one of Australia’s three largest telecommunications carriers. The new contract gives the Company primary

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responsibility for the current implementation of RevChain at AAPT and establishes a direct relationship between the two companies to facilitate future deployments of RevChain into additional business units.

Information with Respect to Forward-Looking Statements

     Statements in this report may be considered “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the ability of the Company to successfully integrate the Abiliti assets, operations and management; the ability of the Company to maintain current customer relationships; the Company’s ability to continue as a going concern; the ability of the Company to increase its revenues; the fact that the Company has not yet achieved profitability; variance of quarterly operating results; competition; use of strategic relationships to implement and sell the Company’s products; potential customers’ market position and lack of financial resources; low price and volatility of the Company’s common stock and the impact of the delisting from The Nasdaq SmallCap Market; on-going securities class action against the Company; the costs and success of the Company’s international expansion; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company’s most recent SEC filings including the Proxy and the most recently filed Form 10-K and in the Company’s Quarterly Reports on Form 10-Q, as well as the Company’s proxy statement on Schedule 14A filed in connection with the asset purchase and private placement. The Company undertakes no obligation to update the forward-looking statements in this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC.

By: /s/ Jeanne Prayther

Jeanne Prayther Chief Financial Officer and Secretary
Dated: February 24, 2003

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Daleen Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	December 31	December 31
	2002	2001

Assets
Current assets:
Cash and cash equivalents	$6,589	$13,093
Restricted cash	30	30
Accounts receivable, net	2,761	2,885
Costs in excess of billings	—	5
Other current assets	1,022	431

Total current assets	10,402	16,444
Property and equipment, net	1,824	2,704
Goodwill	5,086	—
Other assets	1,477	2,045

Total assets	$18,789	$21,193

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	368	678
Accrued payroll and other accrued expenses	2,740	3,733
Billings in excess of costs	616	1,323
Deferred revenue	1,279	1,013
Other current liabilities	53	—

Total current liabilities	5,056	6,747
Long term portion of capitalized lease	26	—

Total liabilities	5,082	6,747
Minority Interest	—	184
Total stockholders’ equity	13,707	14,262

Total liabilities and stockholders’ equity	$18,789	$21,193

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Daleen Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations
(in thousands except per share data)
Unaudited

	Three Months ended			Twelve Months ended

	December 31	September 30,	December 31	December 31	December 31
	2002	2002	2001	2002	2001

Revenue:
License fees	$90	$397	$372	$1,450	$3,565
Professional services and other	1,283	849	1,266	5,154	8,867

Total revenue	1,373	1,246	1,638	6,604	12,432

Cost of revenue:
License fees	—	34	42	232	1,646
Professional services and other	604	404	970	2,523	7,302

Total cost of revenue	604	438	1,012	2,755	8,948

Gross margin	769	808	626	3,849	3,484

Operating expenses:
Sales and marketing	705	789	2,114	3,738	10,895
Research and development	869	713	1,591	3,967	12,502
General and administrative	2,135	1,093	2,715	5,817	13,820
Amortization of goodwill and other intangibles	—	—	6,689	—	12,014
Impairment of long lived assets	—	—	—	—	34,604
Restructuring and impairment charges	—	—	4,021	745	11,763

Total operating expenses	3,709	2,595	17,130	14,267	95,598

Operating loss	(2,940)	(1,787)	(16,504)	(10,418)	(92,114)

Other income:
Interest income and nonoperating income (expense), net	(66)	42	175	366	1,125
Gain on sale of subsidiary	—	—	—	391	—

Total other income, net	(66)	42	175	757	1,125

Net loss	$(3,006)	$(1,745)	$(16,329)	$(9,661)	$(90,989)

Less: preferred stock dividends arising from beneficial conversion features	—	—	—	—	(28,512)

Net loss applicable to common shareholders	$(3,006)	$(1,745)	$(16,329)	$(9,661)	$(119,501)

Net loss applicable to common shareholders per share - basic and diluted	$(0.11)	$(0.07)	$(0.75)	$(0.40)	$(5.47)

Weighted average outstanding shares — basic and diluted	26,461	23,376	21,875	23,919	21,836

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